Exhibit 5.11

December 23, 2014

AmSurg Corp.

1A Burton Hills Boulevard

Nashville, Tennessee 37215

Ladies and Gentlemen:

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as Massachusetts counsel to AmSurg Corp., a corporation organized and existing under the laws of the State of Tennessee (the “Company”) and Sheridan Healthcare of Massachusetts, P.C., a professional corporation organized and existing under the laws of the Commonwealth of Massachusetts (the “Guarantor”), in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-4 (the “Registration Statement”), which relates to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and exchange of up to $1,100,000,000 aggregate principal amount of the Company’s 5.625% senior notes due 2022 (the “Exchange Notes”) that are to be guaranteed on a senior unsecured basis by certain of the Company’s current and future direct and indirect subsidiaries, including the Guarantor.

The Exchange Notes are to be (a) issued pursuant to an indenture, dated as of July 16, 2014, by and between AmSurg Escrow Corp. (“Escrow Corp”), and U.S. Bank National Associaton, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of July 16, 2014, by and between the Guarantor and the Trustee, as supplemented further by the Supplemental Indenture, dated as of July 16, 2014, by and among the Guarantor, the guarantors party thereto and the Trustee, and as supplemented further to date by such supplemental indentures entered into by and among the Company, the guarantors party thereto and the Trustee (collectively, the “Indenture”); and (b) evidenced by the form of global exchange notes attached as Exhibit B to the Indenture (the “Exchange Notes”).

The Exchange Notes are to be issued in an exchange offer for a like aggregate original principal amount of currently outstanding 5.625% senior notes due 2022 in accordance with the terms of a Registration Rights Agreement, dated as of July 16, 2014, by and among Escrow Corp, the Guarantor, the guarantors party thereto and Citigroup Global Markets Inc. as representative of the parties named therein as the initial purchasers (“Citigroup”), and the related Registration Rights Joinder, dated as of July 16, 2014, by and among Citigroup and the guarantors party thereto, and such related registration rights joinders to date by and among Citigroup and the parties thereto (collectively, the “Registration Rights Agreement”).

AmSurg Corp.

December 23, 2014

All capitalized terms used but not otherwise defined herein shall have the same meanings that have been ascribed to them in the Indenture or the Registration Rights Agreement, unless the context otherwise requires. This opinion is being furnished to the Company at its request solely for the Company to comply with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with the opinions expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of:

(i) the Guarantor’s Articles of Organization, dated as of December 19, 2007, as amended by those certain Articles of Amendment dated August 26, 2009, each as in effect on the date hereof (collectively, the “Articles of Organization”);

(ii) the Guarantor’s Amended and Restated Bylaws, dated as of December 19, 2007, as in effect on the date hereof (the “Bylaws”);

(iii) resolutions of the sole director of the Guarantor relating to the Guarantor’s guaranty of the Exchange Notes and other matters;

(iv) a certificate of Gilbert Drozdow, Secretary of the Guarantor, dated as of the date hereof (the “Officer’s Certificate”), to the effect that, among other things, the Articles of Organization, the Bylaws, and the sole director’s resolutions are true, correct and complete, have not been rescinded or modified and are in full force and effect on the date of the Officer’s Certificate;

(v) a Certificate of Good Standing for the Guarantor issued by the Secretary of the Commonwealth of the Commonwealth of Massachusetts, dated as of December 11, 2014 (the “Good Standing Certificate”);

(vi) the Registration Statement and the prospectus contained in the Registration Statement, in substantially the form to be filed with the Commission pursuant to the Securities Act;

(vii) the Registration Rights Agreement;

(viii) the Indenture;

(ix) the form of Exchange Notes; and

AmSurg Corp.

December 23, 2014

(x) such other laws, records, documents, certificates, opinions and instruments as we have deemed necessary to render this opinion, subject to the limitations, assumptions and qualifications noted below.

In our examination, we have assumed (a) the legal capacity of all natural persons, (b) the genuineness of all signatures, (c) the authenticity of all documents submitted to us as originals, (d) the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies, and (e) the authenticity of the originals of such documents. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Guarantor, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties, of such documents and that such documents constitute or will constitute valid and binding obligations of the parties thereto. We have relied as to the legal existence and good standing of the Guarantor on the Good Standing Certificate. To the extent that our opinions herein relate to matters as to which governmental agencies have issued certificates, or as to which affidavits or other certificates have been relied upon, such opinions speak as of the respective dates of such certificates or affidavits.

As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Guarantor. We have made no investigation or inquiry to determine the accuracy of the foregoing assumptions and are not responsible for the effect of the inaccuracy of any of these assumptions on the opinions expressed herein.

This opinion is limited to the laws of the Commonwealth of Massachusetts as in effect on the date hereof, which laws are subject to change with possible retroactive effect. We do not express any other opinion herein concerning any other laws.

Based upon, and subject to, the foregoing, and subject also to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1. The Guarantor is validly existing and in good standing under the laws of the Commonwealth of Massachusetts.

2. The Guarantor has the requisite corporate power to execute, deliver and perform its obligations under the Indenture, including its guarantee of the Exchange Notes.

3. The execution and delivery of the Indenture by the Guarantor and the performance of its obligations thereunder, including guaranteeing the Exchange Notes in accordance with the provisions of the Indenture, has been duly authorized by all necessary corporate action on the part of the Guarantor.

AmSurg Corp.

December 23, 2014

The opinions herein expressed are limited to the matters expressly set forth in this opinion letter and no opinion is implied, or may be inferred, beyond the matters expressly so stated.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and all amendments thereto. We also consent to the reference to our firm under the heading “Legal Matters” in the Prospectus that forms a part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

It is understood that this opinion is to be used only in connection with the offer and sale of the Exchange Notes while the Registration Statement is in effect and may not be used, quoted or relied upon for any other purpose. This opinion is rendered only as of the date hereof, and we disclaim any undertaking to advise you of any changes of the facts stated or assumed herein or any subsequent changes in applicable law that may occur after the date of this opinion.

Very truly yours,

MURTHA CULLINA LLP

/s/ David A. Menard
David A. Menard
A Partner of the Firm

cc:	J. James Jenkins, Jr.

Edward B. Whittemore